CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-199424, 333-197366, and 333-177502) and on Form S-8 (Nos. 333-112201, 333-165127, 333-169337, 333-174639, and 333-175545) of BCB Bancorp, Inc. (the "Company") of our reports dated March 14, 2016, relating to the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Clark, New Jersey

March 14, 2016